                                                                                                                                       Exhibit 15

                   AWARENESS LETTER OF PRICEWATERHOUSECOOPERS LLP

June 6, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 10, 2002 on our review of interim financial information of Potomac Electric Power Company (Pepco) for the period ended March 31, 2002 and included in Pepco's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Registration Statement on Form S-3 dated June 6, 2002 of Pepco Holdings, Inc.

Yours very truly,

PricewaterhouseCoopers, LLP